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                                                               [GULFTERRA LOGO]

NEWS
For Immediate Release

*DRAFT*

                      GULFTERRA ENERGY PARTNERS COMPLETES
                           PLACEMENT OF COMMON UNITS

HOUSTON, TEXAS, May 16, 2003-- GulfTerra Energy Partners, L.P. (NYSE:GTM), formerly known as El Paso Energy Partners, L.P. (NYSE:EPN), announced today that it has sold 1.1 million common units and Series F convertible units in a registered offering to an institutional investor. GulfTerra will receive net proceeds of approximately $38 million. Commencing August 12, 2003, the holder of the Series F units may purchase up to an additional $120 million of our common units. This conversion feature will expire March 29, 2005. The price paid per common unit upon conversion will be based on the average market price of our common units calculated for certain periods preceding the conversion election. If less than $40 million of the Series F units are tendered for conversion by March 29, 2004 then all of the remaining untendered Series F units will expire on that date.

"We are pleased to have completed another successful issuance of equity in the form of limited partnership common units at a value that reflects the current performance and future prospects of the Partnership," said Robert G. Phillips, Chief Executive Officer of GulfTerra Energy Partners. "Given our expansion plans in the Deepwater Trend of the Gulf of Mexico and across the broad scope of our midstream businesses, this new equity capital will fund a portion of our 2003 capitalization requirements, improves our liquidity and positions us to achieve our announced credit objectives for the year. This new equity security also provides GTM with a vehicle to tap the institutional investor market on a selective basis and adds to the flexibility of our capital plans in the future."
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GulfTerra Energy Partners, L.P. is one of the largest publicly traded master limited partnerships with interests in a diversified set of midstream assets located both offshore and onshore. Offshore, the company operates natural gas and oil pipelines and platforms and is an industry leader in the development of midstream infrastructure in the Deepwater Trend of the Gulf of Mexico. Onshore, GulfTerra is leading operator of intrastate natural gas pipelines, gas gathering and processing facilities, natural gas liquids transportation and fractionation assets and salt dome natural gas and natural gas liquids storage facilities. Visit GulfTerra Energy Partners on the Web at www.gulfterra.com.


CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
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This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Partnership has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors, including the integration of businesses acquired in 2002 and generation of expected revenues from the Partnership's greenfield projects, status of Deepwater Trend Projects in the Gulf of Mexico, and general economic and weather conditions in geographic regions or markets served by GulfTerra Energy Partners and its affiliates, or where operations of the Partnership are located, could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release. While the Partnership makes these statements and projections in good faith, neither the Partnership nor its management can guarantee that the anticipated future results will be achieved. Reference should be made to the Partnership's (and its affiliates') Securities and Exchange Commission filings for additional important factors that may affect actual results.





CONTACTS
Communications and Government Affairs
Norma F. Dunn, Senior Vice President
Office: (713) 420-3750
Fax: (713) 420-3632

Investor Relations
Sandra M. Ryan, Director
Office: (832) 676-5371
Fax: (832) 676-1195